Exhibit 99.1

RE/MAX HOLDINGS REPORTS PRELIMINARY THIRD QUARTER,

FOURTH QUARTER AND FULL-YEAR 2017 RESULTS

DENVER, February 22, 2018

Preliminary Full-Year 2017 Highlights

(Compared to full-year 2016 unless otherwise noted)

•                  Total agent count grew by 6.4% to 119,041 agents; U.S. and Canada combined agent count increased 2.3% to 84,274 agents

•                  Revenue increased 11.1% to $195.9 million

•                  Net income attributable to RE/MAX Holdings, Inc. of $12.8 million and earnings per diluted share (GAAP EPS) of $0.72 includes an $8.2 million net charge ($0.46 per diluted share decrease in earnings) from the enactment of the Tax Cuts and Jobs Act

•                  Adjusted EBITDA(1) of $103.9 million, Adjusted EBITDA margin(1) of 53.0% and Adjusted earnings per diluted share (Adjusted EPS(1)) of $1.87

•                  Acquired the Northern Illinois master franchise

Preliminary Fourth Quarter 2017 Highlights

(Compared to fourth quarter 2016 unless otherwise noted)

•                  Revenue increased 11.4% to $49.5 million

•                  Net loss attributable to RE/MAX Holdings, Inc. of $3.5 million and loss per diluted share (GAAP EPS) of $0.20 includes an $8.2 million net charge ($0.46 per diluted share decrease in earnings) from the enactment of the Tax Cuts and Jobs Act

•                  Adjusted EBITDA(1) of $26.4 million, Adjusted EBITDA margin(1) of 53.4% and Adjusted earnings per diluted share (Adjusted EPS(1)) of $0.47

•                  Motto franchise sales accelerated

•                  Announced an 11% increase to the quarterly dividend on February 21, 2018

RE/MAX Holdings, Inc. (the “Company” or “RE/MAX Holdings”) (NYSE: RMAX), parent company of RE/MAX, one of the world’s leading franchisors of real estate brokerage services, and Motto Mortgage (“Motto”), an innovative mortgage brokerage franchise, today announced preliminary operating results for the third quarter and nine months ended September 30, 2017, and the fourth quarter and year ended December 31, 2017.

“We delivered double-digit increases in both revenue and adjusted earnings during the fourth quarter compared to last year, as we continued to execute on our strategic growth initiatives,” stated Adam Contos, Chief Executive Officer.  “We added more than 7,000 agents worldwide during 2017 and we had our best year of franchise sales in over a decade. Motto franchise sales accelerated during the last three months of 2017 and we now have over 70 franchises sold since Motto was launched 16 months ago.”

Contos continued, “The real strength of our business resides in our world-class network of brokers and highly productive agents.  During the past year we made investments in training, innovation and technology, which we expect to help our network become even more productive and connect more effectively with today’s home buyers and sellers. Our foundation has never been stronger, our business continues to perform well, and I believe our best days are in front of us.”

(1) Adjusted EBITDA, Adjusted EBITDA margin and Adjusted EPS are non-GAAP measures. These terms are defined elsewhere in this release.  Please see the schedules appearing later in this release for reconciliations of these non-GAAP measures to the most directly comparable GAAP measures.

Preliminary Full-Year 2017 Operating Results

Agent Count

The following table compares agent count as of December 31, 2017 and 2016:

	As of December 31		Change
	2017	2016	#	%
U.S.	63,162	61,730	1,432	2.3%
Canada	21,112	20,672	440	2.1%
Subtotal	84,274	82,402	1,872	2.3%
Outside the U.S. & Canada	34,767	29,513	5,254	17.8%
Total	119,041	111,915	7,126	6.4%

Revenue

RE/MAX Holdings generated total revenue of $195.9 million for the full-year 2017, an increase of $19.6 million or 11.1% compared to $176.3 million in full-year 2016. Revenue increased 7.6% from the acquired independent regions, 3.3% from organic growth and 0.3% from foreign-currency movements.  Organic growth was driven primarily by agent count increases, rising home prices, Motto expansion and fee increases in the Company-owned regions, partially offset by a decrease in revenue from preferred marketing arrangements. Full-year 2017 revenue would have been an estimated $197.9 million had approximately $2.0 million in fees for hurricane-impacted associates not been waived.

Recurring revenue streams, which consist of continuing franchise fees and annual dues, increased $13.6 million or 12.0% over the full-year 2016 and accounted for 65.1% of revenue in 2017 compared to 64.6% in 2016.

Operating Expenses

Total operating expenses were $95.7 million for the full-year 2017, a decrease of $8.2 million or 7.9% compared to the full-year 2016. This decrease was primarily due to a $32.7 million gain resulting from the reduction in the Company’s tax receivable agreement liability due to the Tax Cuts and Jobs Act (“TCJA”).  Excluding this gain, operating expenses increased $24.5 million principally due to higher selling, operating and administrative expenses and increased depreciation and amortization.

On December 22, 2017, the U.S. government enacted the TCJA.  The TCJA includes significant changes to the U.S. corporate tax system, including a federal corporate rate reduction from 35% to 21%.  The Company estimates its effective U.S. GAAP tax rate attributable to RE/MAX Holdings to be between 14% and 17% starting in 2018 as a result of the TCJA.

During the fourth quarter of 2017, the period in which the tax legislation was enacted, the Company’s “Deferred tax assets” was reduced to reflect the impact of the lower tax rate, resulting in a charge to “Provision for income taxes” of $40.9 million.  Correspondingly, the Company’s “Payable pursuant to tax receivable agreements” liability was also reduced to reflect the impact of the tax rate change, resulting in a benefit to operating income of $32.7 million.  The net effect on net income was a reduction of approximately $8.2 million.

Selling, operating and administrative expenses were $107.3 million in the full-year 2017, an increase of $19.6 million or 22.4% compared to the full-year 2016 and represented 54.7% of revenue compared to 49.7% in the prior-year period. Expenses increased primarily due to a $3.7 million loss recognized on subleasing a portion of our corporate office; $2.6 million net cost incurred in connection with a litigation settlement related to our acquisition of the net assets of Tails, Inc. (“Tails”); $2.6 million of expenses incurred in connection with the investigation by a special committee (the “Special Committee”) of our board of directors (“special investigation expenses”); investments in Motto and the acquired independent regions; as well as an increase in other litigation costs.

Net Income and GAAP EPS

Net income attributable to RE/MAX Holdings was $12.8 million for the full-year 2017, a decrease of $9.9 million or 43.6% from the full-year 2016. The decrease was primarily due to the net impact from the enactment of the TCJA, the litigation settlement, increased depreciation and amortization expenses, the loss on the sublease, special investigation expenses, investments in Motto and the brand refresh, and increased other litigation costs, partially offset by contributions from the acquired independent regions and multiple organic growth contributors, including agent count growth. Reported basic and diluted GAAP EPS were each $0.72 per share for the full-year 2017.  The net impact from the enactment of the TCJA reduced GAAP EPS by $0.46 per diluted share. Fees waived for hurricane-impacted associates reduced GAAP EPS by approximately $0.04 per diluted share.

Adjusted EBITDA and Adjusted EPS

Adjusted EBITDA was $103.9 million for the full-year 2017, an increase of $9.1 million or 9.6% compared to the full-year 2016. Adjusted EBITDA grew primarily due to contributions from the acquired independent regions, agent count growth, rising home prices, and fee increases in the Company-owned regions, partially offset by investments in Motto and the brand refresh and an increase in other litigation costs.  Fees of approximately $2.0 million waived for hurricane-impacted associates reduced Adjusted EBITDA by the same amount.  Adjusted EBITDA margin was 53.0% in 2017 compared to 53.7% in 2016.

Adjusted basic and diluted EPS were each $1.87 for the full-year 2017. Fees waived for hurricane-impacted associates reduced full-year 2017 Adjusted EPS by approximately $0.04 per diluted share. The ownership structure used to calculate Adjusted basic and diluted EPS for the year ended December 31, 2017 assumes RE/MAX Holdings owned 100% of RMCO, LLC (“RMCO”). The weighted average ownership RE/MAX Holdings had in RMCO was 58.5% for the year ended December 31, 2017.

Preliminary Fourth Quarter 2017 Operating Results

RE/MAX Holdings generated total revenue of $49.5 million for the fourth quarter of 2017, an increase of $5.1 million or 11.4% compared to $44.4 million in the fourth quarter of 2016, primarily due to contributions from the acquired independent regions, agent count growth, rising home prices and Motto expansion. Fourth quarter 2017 revenue would have been an estimated $49.8 million had approximately $0.3 million in fees for hurricane-impacted associates not been waived.

Total operating expenses were $0.3 million for the fourth quarter of 2017, a decrease of $29.6 million compared to the fourth quarter of 2016. This decrease was primarily due to a $32.7 million gain resulting from the reduction in the Company’s tax receivable agreement liability due to the enactment of the TCJA.  Excluding the impact of the TCJA, total operating expenses increased by $3.1 million due to an increase in selling, operating and administrative expenses, which were primarily driven by special investigation expenses and investments in Motto, as well as an increase in other litigation costs.  Operating expenses in the fourth quarter of 2016 were higher as a result of the refinancing of the Company’s debt agreement.

Net loss attributable to RE/MAX Holdings was $3.5 million for the fourth quarter of 2017 compared to net income of $3.9 million for the fourth quarter of 2016, a change of $7.4 million.  Net income changed primarily due to the enactment of the TCJA. Reported basic and diluted GAAP loss per share were each $0.20 per share for the fourth quarter of 2017.  The net impact from the enactment of the TCJA reduced GAAP EPS by $0.46 per share.

Adjusted EBITDA was $26.4 million for the fourth quarter of 2017, an increase of $3.7 million or 16.0% from the fourth quarter of 2016. Adjusted EBITDA grew primarily due to the acquired independent regions and multiple organic growth contributors.  The fee waivers of approximately $0.3 million granted for hurricane-impacted associates reduced Adjusted EBITDA by the same amount during the fourth quarter of 2017.  Adjusted EBITDA margin was 53.4% in the fourth quarter of 2017 compared to 51.2% in the fourth quarter of 2016.

Preliminary Third Quarter 2017 Operating Results

RE/MAX Holdings generated total revenue of $49.4 million for the third quarter of 2017, an increase of $3.8 million or 8.4% compared to $45.6 million in the third quarter of 2016, primarily due to contributions from the independent regions acquired in December 2016 and agent count growth.  Third quarter 2017 revenue would have been an estimated $51.1 million had approximately $1.7 million in fees for hurricane-impacted associates not been waived.

Total operating expenses were $36.6 million for the third quarter of 2017, an increase of $12.4 million or 51.1% compared to the third quarter of 2016. This increase was primarily due to higher selling, operating and administrative expenses, of which $3.7 million was related to a loss recognized on subleasing a portion of our corporate office building and a $2.6 million net cost incurred in connection with a litigation settlement related to our acquisition of the net assets of Tails.

Net income attributable to RE/MAX Holdings was $3.8 million for the third quarter of 2017, a decrease of $3.1 million or 44.5% from the third quarter of 2016. Net income decreased primarily due to the loss on the sublease, litigation settlement related to our acquisition of the net assets of Tails, investments in Motto and the brand refresh, as well as an increase in other litigation costs, partially offset by contributions from the acquired independent regions and agent count growth. Reported basic and diluted GAAP EPS were each $0.22 per share for the third quarter of 2017.  Fees waived for hurricane-impacted associates reduced third quarter 2017 GAAP EPS by approximately $0.03 per diluted share.

Adjusted EBITDA was $25.8 million for the third quarter of 2017, an increase of $0.1 million or 0.3% from the third quarter of 2016. Adjusted EBITDA grew primarily due to contributions from the acquired independent regions and agent count growth, partially offset by investments in Motto and the brand refresh.  The fee waivers of approximately $1.7 million granted for hurricane-impacted associates reduced Adjusted EBITDA by the same amount during the third quarter of 2017.  Adjusted EBITDA margin was 52.2% in the third quarter of 2017 compared to 56.4% in the third quarter of 2016.

Adjusted basic and diluted EPS were $0.47 and $0.46, respectively for the third quarter of 2017. Fees waived for hurricane-impacted associates reduced third quarter 2017 Adjusted EPS by approximately $0.03 per diluted share. The ownership structure used to calculate Adjusted basic and diluted EPS for the quarter ended September 30, 2017 assumes RE/MAX Holdings owned 100% of RMCO. The weighted average ownership RE/MAX Holdings had in RMCO was 58.5% for the three months ended September 30, 2017.

Preliminary Balance Sheet

As of December 31, 2017, the Company had a cash balance of $50.8 million, a decrease of $6.8 million from December 31, 2016. As of December 31, 2017, RE/MAX had $229.0 million of term loans outstanding, net of an unamortized debt discount and issuance costs, down slightly from last year-end’s $230.8 million.

“We continue to deploy our capital strategically having recently acquired the master franchise rights to the Northern Illinois region,” stated Karri Callahan, Chief Financial Officer. “Acquiring independent regions has been a priority for RE/MAX and we have bought back seven regions, including Northern Illinois, in the last two years. The Northern Illinois region acquisition was funded using cash on hand.”

Preliminary Financial Information

The preliminary financial results and other information set forth in this press release related to the Company’s third and fourth quarters of 2017 and full-year 2017 are unaudited preliminary numbers which are subject to change. The Company has not completed its quarter- and year-end closing and review process and the audit process for its full-year financial statements with its independent registered public accounting firm. The Company’s final results and financial information for the third and fourth quarters and full-year 2017 may vary materially from the preliminary financial information included in this press release. The Company is working to file its Form 10-Q for the third quarter of 2017 and its Form 10-K for 2017 as promptly as possible.

Dividend

On February 21, 2018, the Company’s Board of Directors approved a quarterly cash dividend of $0.20 per share.  The quarterly dividend is payable on March 21, 2018, to shareholders of record at the close of business on March 7, 2018.

Outlook

The Company’s first quarter and full-year 2018 Outlook includes the expected impact from the new revenue recognition accounting rules and assumes no further currency movements, acquisitions or divestitures.

For the first quarter of 2018, RE/MAX Holdings expects:

•                  Agent count to increase 5.5% to 6.5% over first quarter 2017;

•                  Revenue in a range of $49.5 million to $51.0 million; and

•                  Adjusted EBITDA margin in a range of 38.0% to 39.0% of first quarter 2018 revenue.

For the full-year 2018, RE/MAX Holdings expects:

•                  Agent count to increase 5.0% to 6.0% over 2017;

•                  Revenue in a range of $205.5 million to $209.0 million; and

•                  Adjusted EBITDA margin in a range of 50.5% to 52.5% of 2018 revenue.

The effective U.S. GAAP tax rate attributable to RE/MAX Holdings is estimated to be between 14% and 17% in 2018.

Webcast and Conference Call

The Company will host a conference call for interested parties on Friday, February 23, 2018, beginning at 8:30 a.m. Eastern Time. Interested parties are able to access the conference call using the following dial-in numbers:

U.S.	1-833-287-0798
Canada & International	1-647-689-4457

Interested parties are also able to access a live webcast through the Investor Relations section of the Company’s website at investors.remax.com. Please dial-in or join the webcast 10 minutes before the start of the conference call. An archive of the webcast will be available on the Company’s website for a limited time as well. For the RE/MAX Quarterly Update Q4 2017 infographic, visit http://rem.ax/2cYFT50.

Basis of Presentation

Unless otherwise noted, the results presented in this press release are consolidated and exclude adjustments attributable to the non-controlling interest.

# # #

About the RE/MAX Network

RE/MAX was founded in 1973 by David and Gail Liniger, with an innovative, entrepreneurial culture affording its agents and franchisees the flexibility to operate their businesses with great independence. Over 115,000 agents provide RE/MAX a global reach of over 100 countries and territories. Nobody in the world sells more real estate than RE/MAX as measured by total residential transaction sides.

RE/MAX, one of the world’s leading franchisors of real estate brokerage services, and Motto Mortgage, an innovative mortgage brokerage franchise, are subsidiaries of RMCO LLC, which is controlled and managed by RE/MAX Holdings, Inc. (NYSE: RMAX).

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements are often identified by the use of words such as “believe,” “intend,” “expect,” “estimate,” “plan,” “outlook,” “project,” “anticipate,” “may,” “will,” “would” and other similar words and expressions that predict or indicate future events or trends that are not statements of historical matters. Forward-looking statements include statements related to the Company’s outlook for the first quarter and full-year 2018 (including expectations regarding agent count, revenue and Adjusted EBITDA margins), the Company’s estimated effective U.S. GAAP tax rate for 2018, and dividends as well as other statements regarding the Company’s strategic and operational plans and business models. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily accurately indicate the times at which such performance or results may be achieved. Forward-looking statements are based on information available at the time those statements are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Such risks and uncertainties include, without limitation, (1) that the Company’s preliminary results for the third and fourth quarters of 2017 and full-year 2017 are subject to change pending the completion of the Company’s quarter- and year-end closing and review process and the audit of its financial statements for fiscal year 2017, (2) the impact of the findings and recommendations of the Special Committee on the Company and its management and operations, including reputational damage to the Company and the time and expenses incurred in implementing the recommendations of the Special Committee, (3) that, while the Special Committee investigation has been completed, the full implications of the investigation on the Company and its operations are still being evaluated and there may be unanticipated adverse or negative effects that are not identified at this time, including reputational damage to the Company as well as the time and expense incurred in implementing the recommendations of the Special Committee, (4) any legal proceedings or governmental or regulatory investigations or actions directly or indirectly related to the underlying matters of the Special Committee’s internal investigation or other matters may result in adverse findings, the imposition of fines or other penalties, increased costs and expenses, and the diversion of management’s time and resources to address such matters, any of which may have a material adverse effect on the Company, (5) the impact of recent changes to our senior management team, (6) the impact of disclosing previously undisclosed transactions between members of our management team, including the loan from David Liniger to Adam Contos, (7) the existence and identification of control deficiencies, including disclosure controls  or internal controls over financial reporting, and any impact of such control deficiencies as well as the associated costs in remediating those control deficiencies,  (8) changes in business and economic activity in general, (9) changes in the real estate market or interest rates and availability of financing, (10) the Company’s ability to attract and retain quality franchisees, (11) the Company’s franchisees’ ability to recruit and retain real estate agents and mortgage loan originators, (12) changes in laws and regulations, (13) the Company’s ability to enhance, market, and protect the RE/MAX and Motto Mortgage brands, (14) fluctuations in foreign currency exchange rates, and (15) the impact of the TCJA, as well as those risks and uncertainties described in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) and similar disclosures in subsequent periodic and current reports filed with the SEC, which are available on the investor relations page of the Company’s website at www.remax.com and on the SEC website at www.sec.gov.  Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which they are made. Except as required by law, the Company does not intend, and undertakes no obligation, to update this information to reflect future events or circumstances.

Investor Contact:	Media Contact:
Andy Schulz	Cory Vasquez
(303) 796-3287	(303) 796-3667
aschulz@remax.com	cjvasquez@remax.com

TABLE 1

RE/MAX Holdings, Inc.

Preliminary* Consolidated Statements of Income

(Amounts in thousands, except share and per share amounts)

(Unaudited)

	Three months ended		Year ended
	December 31,		December 31,
	2017	2016	2017	2016

Revenue:
Continuing franchise fees	$24,396	$21,506	$93,694	$81,197
Annual dues	8,620	8,382	33,767	32,653
Broker fees	10,886	9,107	43,801	37,209
Franchise sales and other franchise revenue	5,602	5,427	24,667	25,131
Brokerage revenue	—	—	—	112
Total revenue	49,504	44,422	195,929	176,302
Operating expenses:
Selling, operating and administrative expenses	28,005	25,230	107,268	87,629
Depreciation and amortization	4,834	4,612	20,512	16,094
Loss on sale or disposition of assets, net	233	93	660	178
Gain on reduction in tax receivable agreement liability	(32,736)	—	(32,736)	—
Total operating expenses	336	29,935	95,704	103,901
Operating income	49,168	14,487	100,225	72,401
Other expenses, net:
Interest expense	(2,582)	(2,103)	(9,996)	(8,596)
Interest income	156	42	352	160
Foreign currency transaction (losses) gains	(115)	(155)	174	(86)
Loss on early extinguishment of debt	—	(660)	—	(796)
Total other expenses, net	(2,541)	(2,876)	(9,470)	(9,318)
Income before provision for income taxes	46,627	11,611	90,755	63,083
Provision for income taxes	(44,693)	(3,097)	(55,576)	(15,273)
Net income	$1,934	$8,514	$35,179	$47,810
Less: net income attributable to non-controlling interest	5,395	4,589	22,364	25,073
Net (loss) income attributable to RE/MAX Holdings, Inc.	$(3,461)	$3,925	$12,815	$22,737

Net (loss) income attributable to RE/MAX Holdings, Inc. per share of Class A common stock
Basic	$(0.20)	$0.22	$0.72	$1.29
Diluted	$(0.20)	$0.22	$0.72	$1.29
Weighted average shares of Class A common stock outstanding
Basic	17,696,991	17,647,930	17,688,533	17,628,741
Diluted	17,747,744	17,706,070	17,731,800	17,677,768
Cash dividends declared per share of Class A common stock	$0.18	$0.15	$0.72	$0.60

* Information for the three months and year ended December 31, 2017 is preliminary. See “Preliminary Financial Information” above.

TABLE 2

RE/MAX Holdings, Inc.

Preliminary* Consolidated Balance Sheets

(Amounts in thousands, except share and per share amounts)

(Unaudited)

	December 31,
	2017	2016
Assets
Current assets:
Cash and cash equivalents	$50,807	$57,609
Accounts and notes receivable, current portion, net	21,304	19,419
Income taxes receivable	870	—
Other current assets	6,924	4,186
Total current assets	79,905	81,214
Property and equipment, net	2,905	2,691
Franchise agreements, net	119,349	109,140
Other intangible assets, net	8,476	9,811
Goodwill	135,213	126,633
Deferred tax assets, net	59,151	105,770
Other assets, net of current portion	1,563	1,894
Total assets	$406,562	$437,153
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$517	$1,000
Accrued liabilities	15,390	13,268
Income taxes payable	133	379
Deferred revenue and deposits	18,918	16,306
Current portion of debt	2,350	2,350
Current portion of payable pursuant to tax receivable agreements	6,252	13,235
Total current liabilities	43,560	46,538
Debt, net of current portion	226,636	228,470
Payable pursuant to tax receivable agreements, net of current portion	46,923	85,574
Deferred tax liabilities, net	151	133
Other liabilities, net of current portion	19,897	15,729
Total liabilities	337,167	376,444
Commitments and contingencies
Stockholders’ equity:
Class A common stock, par value $0.0001 per share, 180,000,000 shares authorized; 17,696,991 shares issued and outstanding as of December 31, 2017; 17,652,548 shares issued and outstanding as of December 31, 2016	2	2
Class B common stock, par value $0.0001 per share, 1,000 shares authorized; 1 share issued and outstanding as of December 31, 2017 and December 31, 2016	—	—
Additional paid-in capital	449,487	447,001
Retained earnings	16,830	16,808
Accumulated other comprehensive income (loss), net of tax	515	(28)
Total stockholders’ equity attributable to RE/MAX Holdings, Inc.	466,834	463,783
Non-controlling interest	(397,439)	(403,074)
Total stockholders’ equity	69,395	60,709
Total liabilities and stockholders’ equity	$406,562	$437,153

* Information as of December 31, 2017 is preliminary. See “Preliminary Financial Information” above.

TABLE 3

RE/MAX Holdings, Inc.

Preliminary* Consolidated Statements of Cash Flow

(Amounts in thousands)

(Unaudited)

	Year Ended December 31,
	2017	2016
Cash flows from operating activities:
Net income	$35,179	$47,810
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	20,512	16,094
Bad debt expense	1,109	1,195
Loss on sale or disposition of assets and sublease, net	4,260	178
Loss on early extinguishment of debt	—	796
Equity in earnings of investees	—	—
Distributions received from equity investees	—	—
Equity-based compensation expense	2,900	2,330
Deferred income tax expense	46,494	3,473
Fair value adjustments to contingent consideration	180	100
Payments pursuant to tax receivable agreements	(13,371)	(1,344)
Non-cash change in tax receivable agreement liability	(32,736)	—
Other	1,145	445
Changes in operating assets and liabilities
Accounts and notes receivable, current portion	(2,924)	(3,841)
Advances from/to affiliates	(106)	71
Other current and noncurrent assets	(2,414)	362
Other current and noncurrent liabilities	1,583	(2,965)
Income taxes receivable/payable	(1,133)	(71)
Deferred revenue and deposits, current portion	2,610	(254)
Net cash provided by operating activities	63,288	64,379
Cash flows from investing activities:
Purchases of property, equipment and software and capitalization of trademark costs	(2,198)	(4,502)
Acquisitions, net of cash acquired of $0 and $131, respectively	(35,720)	(112,934)
Dispositions	—	200
Other investing activity, net	—	(96)
Net cash used in investing activities	(37,918)	(117,332)
Cash flows from financing activities:
Proceeds from issuance of debt	—	233,825
Payments on debt	(2,366)	(203,298)
Capitalized debt amendment costs	—	(1,379)
Distributions paid to non-controlling unitholders	(17,260)	(17,927)
Dividends and dividend equivalents paid to Class A common stockholders	(12,793)	(10,578)
Proceeds from exercise of stock options	—	101
Payment of payroll taxes related to net settled restricted stock units	(816)	(516)
Net cash (used in) provided by financing activities	(33,235)	228
Effect of exchange rate changes on cash	1,063	122
Net decrease in cash and cash equivalents	(6,802)	(52,603)
Cash and cash equivalents, beginning of year	57,609	110,212
Cash and cash equivalents, end of period	$50,807	$57,609

* Information for the year ended December 31, 2017 is preliminary. See “Preliminary Financial Information” above.

TABLE 4

RE/MAX Holdings, Inc.

Agent Count

(Unaudited)

	As of
	December 31,	September 30,	June 30,	March 31,	December 31,	September 30,	June 30,	March 31,
	2017	2017	2017	2017	2016	2016	2016	2016
Agent Count:
U.S.
Company-owned Regions (1)	49,411	47,397	47,252	46,708	46,240	39,790	39,493	38,469
Independent Regions (1)	13,751	16,152	15,997	15,733	15,490	22,451	22,142	21,848
U.S. Total	63,162	63,549	63,249	62,441	61,730	62,241	61,635	60,317
Canada
Company-owned Regions	6,882	6,924	6,893	6,786	6,713	6,728	6,701	6,580
Independent Regions	14,230	14,236	14,160	14,050	13,959	13,828	13,635	13,239
Canada Total	21,112	21,160	21,053	20,836	20,672	20,556	20,336	19,819
U.S. and Canada Total	84,274	84,709	84,302	83,277	82,402	82,797	81,971	80,136
Outside U.S. and Canada
Independent Regions	34,767	32,859	31,968	30,527	29,513	28,391	27,989	26,572
Outside U.S. and Canada Total	34,767	32,859	31,968	30,527	29,513	28,391	27,989	26,572
Total	119,041	117,568	116,270	113,804	111,915	111,188	109,960	106,708

(1)         As of the quarter ended December 31, 2017, U.S. Company-owned Regions include agents in the Northern Illinois region, which converted from an Independent Region to a Company-owned Region in connection with the acquisition of certain assets of RE/MAX of Northern Illinois, Inc. (“RE/MAX of Northern Illinois”), including the regional franchise agreements issued by us permitting the sale of RE/MAX franchises in the northern region of the state of Illinois, on November 15, 2017. As of the acquisition date, the Northern Illinois region had 2,266 agents. As of each quarter end since December 31, 2016, U.S. Company-owned Regions include agents in the Georgia, Kentucky/Tennessee and Southern Ohio regions, which converted from Independent Regions to Company-owned Regions in connection with the acquisition of certain assets of RE/MAX of Georgia, Inc., RE/MAX of Kentucky/Tennessee, Inc. and RE/MAX of Southern Ohio, Inc., collectively (“RE/MAX Regional Services”), including the regional franchise agreements issued by us permitting the sale of RE/MAX franchises in the states of Georgia, Kentucky and Tennessee and Southern Ohio, on December 15, 2016. As of the acquisition date, the Georgia, Kentucky/Tennessee and Southern Ohio regions had 3,963 agents. As of each quarter end since December 31, 2016, U.S. Company-owned Regions include agents in the New Jersey region, which converted from an Independent Region to a Company-owned Region in connection with the acquisition of certain assets of RE/MAX of New Jersey, Inc. (“RE/MAX of New Jersey”), including the regional franchise agreements issued by us permitting the sale of RE/MAX franchises in the state of New Jersey, on December 1, 2016. As of the acquisition date, the New Jersey region had 3,008 agents.  As of each quarter end since June 30, 2016, U.S. Company-owned Regions include agents in the Alaska region, which converted from an Independent Region to a Company-owned Region in connection with the acquisition of certain assets of RE/MAX of Alaska, Inc. (“RE/MAX of Alaska”), including the regional franchise agreements issued by us permitting the sale of RE/MAX franchises in the state of Alaska, on April 1, 2016.  As of the acquisition date, the Alaska region had 245 agents. In addition, as of each quarter end since March 31, 2016, U.S. Company-owned Regions include agents in the New York region, which converted from an Independent Region to a Company-owned Region in connection with the acquisition of certain assets of RE/MAX of New York, Inc. (“RE/MAX of New York”), including the regional franchise agreements issued by us permitting the sale of RE/MAX franchises in the state of New York, on February 22, 2016. As of the acquisition date, the New York region had 869 agents.

TABLE 5

RE/MAX Holdings, Inc.

Preliminary* Adjusted EBITDA Reconciliation to Net Income

(Amounts in thousands, except percentages)

(Unaudited)

	Three months ended		Year ended
	December 31,		December 31,
	2017	2016	2017	2016
Net income	$1,934	$8,514	$35,179	$47,810
Depreciation and amortization	4,834	4,612	20,512	16,094
Interest expense	2,582	2,103	9,996	8,596
Interest income	(157)	(42)	(352)	(160)
Provision for income taxes	44,693	3,097	55,576	15,273
EBITDA	53,886	18,284	120,911	87,613
Loss (gain) on sale or disposition of assets and sublease (1)	401	4	4,260	(171)
Loss on early extinguishment of debt	—	2,757	—	2,893
Equity-based compensation expense	739	518	2,900	2,330
Public offering related expenses	—	—	—	193
Acquisition related expenses (2)	1,491	1,200	5,889	1,899
Gain on reduction in TRA liability (3)	(32,736)	—	(32,736)	—
Special investigation costs (4)	2,634	—	2,634	—
Adjusted EBITDA (5)	$26,415	$22,763	$103,858	$94,757
Adjusted EBITDA Margin (5)	53.4%	51.2%	53.0%	53.7%

* Information for the three months and year ended December 31, 2017 is preliminary. See “Preliminary Financial Information” above.

(1)         Represents loss (gain) on the sale or disposition of assets as well as the losses (gains) on the sublease of a portion of the Company’s corporate headquarters office building.

(2)         Acquisition-related expenses include fees incurred in connection with the Company’s acquisition and integration of certain assets of Tails, Inc. (“Tails”) in October 2013, the six independent regions that were acquired during 2016 (New York, Alaska, New Jersey, Georgia, Kentucky/Tennessee and Southern Ohio), Motto and the independent region acquired during 2017 (Northern Illinois). Costs include legal, accounting and advisory fees, consulting fees for integration services and litigation settlement and fees specific to Tails.

(3)         Gain on reduction in tax receivable agreement liability is a result of the Tax Cuts and Jobs Act enacted in December 2017.

(4)         Special investigation costs relate to costs incurred in relation to a special committee of independent directors appointed by the Board of Directors to investigate allegations concerning actions of certain members of our senior management.

(5)         Non-GAAP measure. See elsewhere in this press release for definitions of Non-GAAP measures.

TABLE 6

RE/MAX Holdings, Inc.

Preliminary* Adjusted Net Income and Adjusted Earnings per Share

(Amounts in thousands, except share and per share amounts)

(Unaudited)

	Three months ended		Year ended
	December 31,		December 31,
	2017	2016	2017	2016
Net income	$1,934	$8,514	$35,179	$47,810
Amortization of acquired intangible assets	3,847	4,081	17,741	14,590
Provision for income taxes	44,693	3,097	55,576	15,273
Add-backs:
Loss (gain) on sale or disposition of assets and sublease (1)	401	4	4,260	(171)
Loss on early extinguishment of debt	—	2,757	—	2,893
Equity-based compensation expense	739	518	2,900	2,330
Public offering related expenses	—	—	—	193
Acquisition related expenses (2)	1,491	1,200	5,889	1,899
Gain on reduction in TRA liability (3)	(32,736)	—	(32,736)	—
Special investigation costs (4)	2,634	—	2,634	—
Adjusted pre-tax net income	23,003	20,171	91,443	84,817
Less: Provision for income taxes at 38%	(8,741)	(7,665)	(34,748)	(32,230)
Adjusted net income (5)	$14,262	$12,506	$56,695	$52,587

Total basic pro forma shares outstanding	30,256,591	30,207,530	30,248,133	30,188,341
Total diluted pro forma shares outstanding	30,307,344	30,265,670	30,291,400	30,237,368

Adjusted net income basic earnings per share (5)	$0.47	$0.41	$1.87	$1.74
Adjusted net income diluted earnings per share (5)	$0.47	$0.41	$1.87	$1.74

* Information for the three months and year ended December 31, 2017 is preliminary. See “Preliminary Financial Information” above.

(1)         Represents loss (gain) on the sale or disposition of assets as well as the losses (gains) on the sublease of a portion of the Company’s corporate headquarters office building.

(2)         Acquisition-related expenses include fees incurred in connection with the Company’s acquisition and integration of certain assets of Tails in October 2013, the six independent regions that were acquired during 2016 (New York, Alaska, New Jersey, Georgia, Kentucky/Tennessee and Southern Ohio), Motto and the independent region acquired during 2017 (Northern Illinois). Costs include legal, accounting and advisory fees, consulting fees for integration services and litigation settlement and fees specific to Tails.

(3)         Gain on reduction in tax receivable agreement liability is a result of the Tax Cuts and Jobs Act enacted in December 2017.

(4)         Special investigation costs relate to costs incurred in relation to a special committee of independent directors appointed by the Board of Directors to investigate allegations concerning actions of certain members of our senior management.

(5)         Non-GAAP measure. See elsewhere in this press release for definitions of Non-GAAP measures.

TABLE 7

RE/MAX Holdings, Inc.

Preliminary* Pro Forma Shares Outstanding

(Unaudited)

	Three months ended		Year ended
	December 31,		December 31,
	2017	2016	2017	2016
Total basic weighted average shares outstanding:
Weighted average shares of Class A common stock outstanding	17,696,991	17,647,930	17,688,533	17,628,741
Remaining equivalent weighted average shares of stock outstanding on a pro forma basis assuming RE/MAX Holdings owned 100% of RMCO	12,559,600	12,559,600	12,559,600	12,559,600
Total basic pro forma weighted average shares outstanding	30,256,591	30,207,530	30,248,133	30,188,341

Total diluted weighted average shares outstanding:
Weighted average shares of Class A common stock outstanding	17,696,991	17,647,930	17,688,533	17,628,741
Remaining equivalent weighted average shares of stock outstanding on a pro forma basis assuming RE/MAX Holdings owned 100% of RMCO	12,559,600	12,559,600	12,559,600	12,559,600
Dilutive effect of stock options (1)	—	—	—	5,059
Dilutive effect of unvested restricted stock units (1)	50,753	58,140	43,267	43,968
Total diluted pro forma weighted average shares outstanding	30,307,344	30,265,670	30,291,400	30,237,368

* Information for the three months and year ended December 31, 2017 is preliminary. See “Preliminary Financial Information” above.

(1)         In accordance with the treasury stock method.

TABLE 8

RE/MAX Holdings, Inc.

Preliminary* Free Cash Flow & Unencumbered Cash

(Unaudited)

	Year ended December 31,
	2017	2016

Cash flow from operations	$63,288	$64,379
Less: Purchases of property, equipment and software	(2,126)	(4,395)
Free cash flow (1)	61,162	59,984

Free cash flow	61,162	59,984
Less: Tax/Other non-dividend distributions to RIHI	(8,217)	(10,391)
Free cash flow after tax/non-dividend distributions to RIHI (1)	52,945	49,593

Free cash flow after tax/non-dividend distributions to RIHI	52,945	49,593
Less: Quarterly debt principal payments	(2,350)	(2,081)
Less: Annual excess cash flow (ECF) payment	—	(12,727)
Unencumbered cash generated (1)	$50,595	$34,785

Summary
Cash flow from operations	$63,288	$64,379
Free cash flow	$61,162	$59,984
Free cash flow after tax/non-dividend distributions to RIHI	$52,945	$49,593
Unencumbered cash generated	$50,595	$34,785

Adjusted EBITDA	$103,858	$94,757
Free cash flow as % of Adjusted EBITDA	58.9%	63.3%
Free cash flow less distributions to RIHI as % of Adjusted EBITDA	51.0%	52.3%
Unencumbered cash generated as % of Adjusted EBITDA	48.7%	36.7%

* Information for the year ended December 31, 2017 is preliminary. See “Preliminary Financial Information” above.

(1)         Non-GAAP measure. See elsewhere in this press release for definitions of Non-GAAP measures.

Non-GAAP Financial Measures

The SEC has adopted rules to regulate the use in filings with the SEC and in public disclosures of financial measures that are not in accordance with U.S. GAAP, such as Adjusted EBITDA and the ratios related thereto, Adjusted net income, Adjusted basic and diluted earnings per share (Adjusted EPS) and Free cash flow. These measures are derived on the basis of methodologies other than in accordance with U.S. GAAP.

The Company defines Adjusted EBITDA as EBITDA (consolidated net income before depreciation and amortization, interest expense, interest income and the provision for income taxes, adjusted for the impact of the following items that are either non-cash or that the Company does not consider representative of its ongoing operating performance: loss or gain on sale or disposition of assets and sublease, loss on early extinguishment of debt, equity-based compensation expense, professional fees and certain expenses incurred in connection with the issuance of Class A common stock as a result of RIHI’s redemption of common units in RMCO, acquisition-related expenses and other non-recurring items including the impact of the TCJA and the special investigation expenses. During the first quarter of 2017, the Company revised its definition of Adjusted EBITDA to better reflect the performance of the business and comply with SEC guidance. The Company now adjusts for equity-based compensation expense and no longer adjusts for straight-line rent expense and severance related expenses. Adjusted EBITDA was revised in prior periods to reflect this change for consistency in presentation.

Because Adjusted EBITDA and Adjusted EBITDA margin omit certain non-cash items and other non-recurring cash charges or other items, the Company believes that each measure is less susceptible to variances that affect its operating performance resulting from depreciation, amortization and other non-cash and non-recurring cash charges or other items. The Company presents Adjusted EBITDA and the related Adjusted EBITDA margin because the Company believes they are useful as supplemental measures in evaluating the performance of its operating businesses and provides greater transparency into the Company’s results of operations. The Company’s management uses Adjusted EBITDA and Adjusted EBITDA margin as factors in evaluating the performance of the business.

Adjusted EBITDA and Adjusted EBITDA margin have limitations as analytical tools, and you should not consider these measures in isolation or as a substitute for analyzing the Company’s results as reported under U.S. GAAP. Some of these limitations are:

•                  these measures do not reflect changes in, or cash requirements for, the Company’s working capital needs;

•                  these measures do not reflect the Company’s interest expense, or the cash requirements necessary to service interest or principal payments on its debt;

•                  these measures do not reflect the Company’s income tax expense or the cash requirements to pay its taxes;

•                  these measures do not reflect the cash requirements to pay dividends to stockholders of the Company’s Class A common stock and tax and other cash distributions to its non-controlling unitholders;

•                  these measures do not reflect the cash requirements to pay RIHI Inc. and Oberndorf pursuant to the tax receivable agreements;

•                  although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often require replacement in the future, and these measures do not reflect any cash requirements for such replacements;

•                  although equity-based compensation is a non-cash charge, the issuance of equity-based awards may have a dilutive impact on earnings per share; and

•                  other companies may calculate these measures differently so similarly named measures may not be comparable.

The Company’s Adjusted EBITDA margin guidance does not include certain charges and costs. The adjustments to EBITDA margin in future periods are generally expected to be similar to the kinds of charges and costs excluded from Adjusted EBITDA margin in prior quarters, such as gain on sale or disposition of assets and sublease and acquisition related expenses, among others.  The exclusion of these charges and costs in future periods will have a significant impact on the Company’s Adjusted EBITDA margin. The Company is not able to provide a reconciliation of the Company’s non-GAAP financial guidance to the corresponding U.S. GAAP measures without unreasonable effort because of the uncertainty and variability of the nature and amount of these future charges and costs.

Adjusted net income is calculated as Net income attributable to RE/MAX Holdings, assuming the full exchange of all outstanding non-controlling interests for shares of Class A common stock as of the beginning of the period (and the related increase to the provision for income taxes after such exchange), plus primarily non-cash items and other items that management does not consider to be useful in assessing the Company’s operating performance (e.g., amortization of acquired intangible assets, gain on sale or disposition of assets and sub-lease, loss on early debt extinguishment, public-offering related expenses, acquisition-related expenses, equity-based compensation expense, the impact of the TCJA, and special investigation expense).

Adjusted basic and diluted earnings per share (Adjusted EPS) are calculated as Adjusted net income (as defined above) divided by pro forma (assuming the full exchange of all outstanding non-controlling interests) basic and diluted weighted average shares, as applicable.

When used in conjunction with GAAP financial measures, Adjusted net income and Adjusted EPS are supplemental measures of operating performance that management believes are useful measures to evaluate the Company’s performance relative to the performance of its competitors as well as performance period over period.  By assuming the full exchange of all outstanding non-controlling interests, management believes these measures:

•                  facilitate comparisons with other companies that do not have a low effective tax rate driven by a non-controlling interest on a pass-through entity;

•                  facilitate period over period comparisons because they eliminate the effect of changes in Net income attributable to RE/MAX Holdings, Inc. driven by increases in its ownership of RMCO, LLC, which are unrelated to the Company’s operating performance; and

•                  eliminate primarily non-cash and other items that management does not consider to be useful in assessing the Company’s operating performance.

Free cash flow is calculated as cash flows from operations less capital expenditures, both as reported under GAAP, and quantifies how much cash a company has to pursue opportunities that enhance shareholder value.  The Company believes free cash flow is useful to investors as a supplemental measure as it calculates the cash flow available for working capital needs, re-investment opportunities, potential independent region and strategic acquisitions, dividend payments or other strategic uses of cash.

Free cash flow after tax and non-dividend distributions to RIHI is calculated as free cash flow less tax and other non-dividend distributions paid to RIHI (the non-controlling interest holder) to enable RIHI to satisfy its income tax obligations. Similar payments would be made by the Company directly to federal and state taxing authorities as a component of the Company’s consolidated provision for income taxes if a full exchange of non-controlling interests occurred in the future.  As a result and given the significance of the Company’s ongoing tax and non-dividend distribution obligations to its non-controlling interest, free cash flow after tax and non-dividend distributions, when used in conjunction with GAAP financial measures, provides a meaningful view of cash flow available to the Company to pursue opportunities that enhance shareholder value.

Unencumbered cash generated is calculated as free cash flow after tax and non-dividend distributions to RIHI less quarterly debt principal payments less annual excess cash flow payment on debt, as applicable. Given the significance of the Company’s excess cash flow payment on debt, when applicable, unencumbered cash generated, when used in conjunction with GAAP financial measures, provides a meaningful view of the cash flow available to the Company to pursue opportunities that enhance shareholder value after considering its debt service obligations.

APPENDIX:

RE/MAX HOLDINGS REPORTS

PRELIMINARY THIRD QUARTER 2017 RESULTS

TABLE 9

RE/MAX Holdings, Inc.

Preliminary* Condensed Consolidated Statements of Income

(Amounts in thousands, except share and per share amounts)

(Unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2017	2016	2017	2016

Revenue:
Continuing franchise fees	$23,049	$20,938	$69,298	$59,691
Annual dues	8,592	8,321	25,148	24,271
Broker fees	12,125	10,517	32,914	28,102
Franchise sales and other franchise revenue	5,611	5,783	19,065	19,704
Brokerage revenue	—	—	—	112
Total revenue	49,377	45,559	146,425	131,880
Operating expenses:
Selling, operating and administrative expenses	31,832	20,325	79,263	62,399
Depreciation and amortization	4,286	3,889	15,678	11,482
Loss (gain) on sale or disposition of assets, net	451	(11)	426	85
Total operating expenses	36,569	24,203	95,367	73,966
Operating income	12,808	21,356	51,058	57,914
Other expenses, net:
Interest expense	(2,598)	(2,121)	(7,414)	(6,493)
Interest income	145	32	195	118
Foreign currency transaction gains (losses)	273	(115)	289	69
Loss on early extinguishment of debt	—	—	—	(136)
Total other expenses, net	(2,180)	(2,204)	(6,930)	(6,442)
Income before provision for income taxes	10,628	19,152	44,128	51,472
Provision for income taxes	(3,091)	(4,632)	(10,883)	(12,176)
Net income	$7,537	$14,520	$33,245	$39,296
Less: net income attributable to non-controlling interest	3,702	7,609	16,968	20,484
Net income attributable to RE/MAX Holdings, Inc.	$3,835	$6,911	$16,277	$18,812

Net income attributable to RE/MAX Holdings, Inc. per share of Class A common stock
Basic	$0.22	$0.39	$0.92	$1.07
Diluted	$0.22	$0.39	$0.92	$1.06
Weighted average shares of Class A common stock outstanding
Basic	17,696,991	17,645,696	17,685,683	17,622,298
Diluted	17,737,786	17,691,641	17,726,447	17,666,740
Cash dividends declared per share of Class A common stock	$0.18	$0.15	$0.54	$0.45

* Information for the three and nine months ended September 30, 2017 is preliminary. See “Preliminary Financial Information” above.

TABLE 10

RE/MAX Holdings, Inc.

Preliminary* Condensed Consolidated Balance Sheets

(Amounts in thousands, except share and per share amounts)

(Unaudited)

	September 30,	December 31,
	2017	2016
Assets
Current assets:
Cash and cash equivalents	$83,936	$57,609
Accounts and notes receivable, current portion, less allowances of $6,247 and $5,535, respectively	19,002	19,419
Income taxes receivable	1,747	—
Other current assets	5,357	4,186
Total current assets	110,042	81,214
Property and equipment, net of accumulated depreciation of $12,865 and $12,196, respectively	2,993	2,691
Franchise agreements, net	99,634	109,140
Other intangible assets, net	9,207	9,811
Goodwill	123,013	126,633
Deferred tax assets, net	101,649	105,770
Other assets, net of current portion	1,548	1,894
Total assets	$448,086	$437,153
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$449	$855
Accounts payable to affiliates	83	145
Accrued liabilities	15,302	13,268
Income taxes payable	401	379
Deferred revenue and deposits	17,470	16,306
Current portion of debt	2,350	2,350
Current portion of payable pursuant to tax receivable agreements	6,135	13,235
Total current liabilities	42,190	46,538
Debt, net of current portion	227,094	228,470
Payable pursuant to tax receivable agreements, net of current portion	85,850	85,574
Deferred tax liabilities, net	151	133
Other liabilities, net of current portion	20,064	15,729
Total liabilities	375,349	376,444
Commitments and contingencies
Stockholders’ equity:
Class A common stock, par value $0.0001 per share, 180,000,000 shares authorized; 17,696,991 shares issued and outstanding as of September 30, 2017; 17,652,548 shares issued and outstanding as of December 31, 2016	2	2
Class B common stock, par value $0.0001 per share, 1,000 shares authorized; 1 share issued and outstanding as of September 30, 2017 and December 31, 2016	—	—
Additional paid-in capital	448,605	447,001
Retained earnings	23,478	16,808
Accumulated other comprehensive income (loss), net of tax	439	(28)
Total stockholders’ equity attributable to RE/MAX Holdings, Inc.	472,524	463,783
Non-controlling interest	(399,787)	(403,074)
Total stockholders’ equity	72,737	60,709
Total liabilities and stockholders’ equity	$448,086	$437,153

* Information as of September 30, 2017 is preliminary. See “Preliminary Financial Information” above.

TABLE 11

RE/MAX Holdings, Inc.

Preliminary* Condensed Consolidated Statements of Cash Flow

(Amounts in thousands)

(Unaudited)

	Nine Months Ended September 30,
	2017	2016
Cash flows from operating activities:
Net income	$33,245	$39,296
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	15,678	11,482
Bad debt expense	836	1,177
Loss on sale or disposition of assets and sublease, net	3,859	85
Loss on early extinguishment of debt	—	136
Equity-based compensation expense	2,161	1,812
Deferred income tax expense	3,919	3,244
Fair value adjustments to contingent consideration	250	—
Payments pursuant to tax receivable agreements	(7,296)	(1,344)
Other	888	335
Changes in operating assets and liabilities	(100)	(7,183)
Net cash provided by operating activities	53,440	49,040
Cash flows from investing activities:
Purchases of property, equipment and software	(1,733)	(3,229)
Proceeds from sale of property and equipment	—	12
Capitalization of trademark costs	(48)	(35)
Acquisitions, net of cash acquired of $0 and $131, respectively	—	(17,869)
Other investing activity, net	—	54
Net cash used in investing activities	(1,781)	(21,067)
Cash flows from financing activities:
Payments on debt	(1,763)	(14,220)
Distributions paid to non-controlling unitholders	(14,213)	(14,094)
Dividends and dividend equivalents paid to Class A common stockholders	(9,607)	(7,932)
Payments on capital lease obligations	(9)	(72)
Proceeds from exercise of stock options	—	101
Payment of payroll taxes related to net settled restricted stock units	(816)	(360)
Net cash used in financing activities	(26,408)	(36,577)
Effect of exchange rate changes on cash	1,076	373
Net increase (decrease) in cash and cash equivalents	26,327	(8,231)
Cash and cash equivalents, beginning of year	57,609	110,212
Cash and cash equivalents, end of period	$83,936	$101,981

* Information for the nine months ended September 30, 2017 is preliminary. See “Preliminary Financial Information” above.

TABLE 12

RE/MAX Holdings, Inc.

Preliminary* Adjusted EBITDA Reconciliation to Net Income

(Amounts in thousands, except percentages)

(Unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2017	2016	2017	2016
Net income	$7,537	$14,520	$33,245	$39,296
Depreciation and amortization	4,286	3,889	15,678	11,482
Interest expense	2,598	2,121	7,414	6,493
Interest income	(145)	(32)	(195)	(118)
Provision for income taxes	3,091	4,632	10,883	12,176
EBITDA	17,367	25,130	67,025	69,329
Loss (gain) on sale or disposition of assets and sublease, net (1)	3,980	(99)	3,859	(175)
Loss on early extinguishment of debt	—	—	—	136
Equity-based compensation expense	868	501	2,161	1,812
Public offering related expenses	—	—	—	193
Acquisition related expenses (2)	3,566	169	4,398	699
Adjusted EBITDA (3)	$25,781	$25,701	$77,443	$71,994
Adjusted EBITDA Margin (3)	52.2%	56.4%	52.9%	54.6%

* Information for the three and nine months ended September 30, 2017 is preliminary. See “Preliminary Financial Information” above.

(1)         Represents loss (gain) on the sale or disposition of assets as well as the losses (gains) on the sublease of a portion of the Company’s corporate headquarters office building.

(2)         Acquisition-related expenses include fees incurred in connection with the Company’s acquisition and integration of certain assets of Tails, Inc. (“Tails”) in October 2013, the six independent regions that were acquired during 2016 (New York, Alaska, New Jersey, Georgia, Kentucky/Tennessee and Southern Ohio) and Motto. Costs include legal, accounting and advisory fees, consulting fees for integration services and litigation settlement and fees specific to Tails.

(3)         Non-GAAP measure. See elsewhere in this press release for definitions of Non-GAAP measures.

22

TABLE 13

RE/MAX Holdings, Inc.

Preliminary* Adjusted Net Income and Adjusted Earnings per Share

(Amounts in thousands, except share and per share amounts)

(Unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2017	2016	2017	2016
Net income	$7,537	$14,520	$33,245	$39,296
Amortization of acquired intangible assets	3,665	3,534	13,894	10,509
Provision for income taxes	3,091	4,632	10,883	12,176
Add-backs:
Loss (gain) on sale or disposition of assets and sublease, net (1)	3,980	(99)	3,859	(175)
Loss on early extinguishment of debt	—	—	—	136
Equity-based compensation expense	868	501	2,161	1,812
Public offering related expenses	—	—	—	193
Acquisition related expenses (2)	3,566	169	4,398	699
Adjusted pre-tax net income	22,707	23,257	68,440	64,646
Less: Provision for income taxes at 38%	(8,628)	(8,838)	(26,007)	(24,565)
Adjusted net income (3)	$14,079	$14,419	$42,433	$40,081

Total basic pro forma shares outstanding	30,256,591	30,205,296	30,245,283	30,181,898
Total diluted pro forma shares outstanding	30,297,386	30,251,241	30,286,047	30,226,340

Adjusted net income basic earnings per share (3)	$0.47	$0.48	$1.40	$1.33
Adjusted net income diluted earnings per share (3)	$0.46	$0.48	$1.40	$1.33

* Information for the three and nine months ended September 30, 2017 is preliminary. See “Preliminary Financial Information” above.

(1)         Represents loss (gain) on the sale or disposition of assets as well as the losses (gains) on the sublease of a portion of the Company’s corporate headquarters office building.

(2)         Acquisition-related expenses include fees incurred in connection with the Company’s acquisition and integration of certain assets of Tails in October 2013, the six independent regions that were acquired during 2016 (New York, Alaska, New Jersey, Georgia, Kentucky/Tennessee and Southern Ohio) and Motto.  Costs include legal, accounting and advisory fees, consulting fees for integration services and litigation settlement and fees specific to Tails.

(3)         Non-GAAP measure. See elsewhere in this press release for definitions of Non-GAAP measures.

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TABLE 14

RE/MAX Holdings, Inc.

Preliminary* Pro Forma Shares Outstanding

(Unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2017	2016	2017	2016
Total basic weighted average shares outstanding:
Weighted average shares of Class A common stock outstanding	17,696,991	17,645,696	17,685,683	17,622,298
Remaining equivalent weighted average shares of stock outstanding on a pro forma basis assuming RE/MAX Holdings owned 100% of RMCO	12,559,600	12,559,600	12,559,600	12,559,600
Total basic pro forma weighted average shares outstanding	30,256,591	30,205,296	30,245,283	30,181,898

Total diluted weighted average shares outstanding:
Weighted average shares of Class A common stock outstanding	17,696,991	17,645,696	17,685,683	17,622,298
Remaining equivalent weighted average shares of stock outstanding on a pro forma basis assuming RE/MAX Holdings owned 100% of RMCO	12,559,600	12,559,600	12,559,600	12,559,600
Dilutive effect of stock options (1)	—	—	—	6,714
Dilutive effect of unvested restricted stock units (1)	40,795	45,945	40,764	37,728
Total diluted pro forma weighted average shares outstanding	30,297,386	30,251,241	30,286,047	30,226,340

* Information for the three and nine months ended September 30, 2017 is preliminary. See “Preliminary Financial Information” above.

(1)         In accordance with the treasury stock method.

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TABLE 15

RE/MAX Holdings, Inc.

Preliminary* Free Cash Flow & Unencumbered Cash

(Unaudited)

	Nine Months Ended September 30,
	2017	2016

Cash flow from operations	$53,440	$49,040
Less: Purchases of property, equipment and software	(1,733)	(3,229)
Free cash flow (1)	51,707	45,811

Free cash flow	51,707	45,811
Less: Tax/Other non-dividend distributions to RIHI	(7,430)	(8,442)
Free cash flow after tax/non-dividend distributions to RIHI (1)	44,277	37,369

Free cash flow after tax/non-dividend distributions to RIHI	44,277	37,369
Less: Quarterly debt principal payments	(1,763)	(1,493)
Less: Annual excess cash flow (ECF) payment	—	(12,727)
Unencumbered cash generated (1)	$42,514	$23,149

Summary
Cash flow from operations	$53,440	$49,040
Free cash flow (1)	$51,707	$45,811
Free cash flow after tax/non-dividend distributions to RIHI (1)	$44,277	$37,369
Unencumbered cash generated (1)	$42,514	$23,149

Adjusted EBITDA (1)	$77,443	$71,994
Free cash flow as % of Adjusted EBITDA (1)	66.8%	63.6%
Free cash flow less distributions to RIHI as % of Adjusted EBITDA (1)	57.2%	51.9%
Unencumbered cash generated as % of Adjusted EBITDA (1)	54.9%	32.2%

* Information for the nine months ended September 30, 2017 is preliminary. See “Preliminary Financial Information” above.

(1)         Non-GAAP measure. See elsewhere in this press release for definitions of Non-GAAP measures.

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